As filed with the Securities and Exchange Commission on October 26, 2011

Registration No. 333-129770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	41-1883639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5402 Parkdale Drive, Suite 101

Minneapolis, Minnesota 55416

(952) 215-0660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Gilbertson Chief Financial Officer Granite City Food & Brewery Ltd. 5402 Parkdale Drive, Suite 101 Minneapolis, Minnesota 55416 (952) 215-0660	Copies to: Avron L. Gordon, Esq. Brett D. Anderson, Esq. Briggs and Morgan, P.A. 2200 IDS Center Minneapolis, Minnesota 55402
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(612) 977-8400 (phone) (612) 977-8650 (fax)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement filed on Form S-3 (File No. 333-129770), registering 1,386,042 shares of the Company’s common stock, certain of which were issuable upon the exercise of warrants, on behalf of certain selling shareholders.  The Registrant is filing this Post-Effective Amendment to terminate the effectiveness of such Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment, all of the securities of the Registrant remaining unsold under such Registration Statement because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S—3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S—3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 26, 2011.

Granite City Food & Brewery Ltd.

By:	/s/ Robert J. Doran
Robert J. Doran
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Doran	Chief Executive Officer and Director	October 26, 2011
Robert J. Doran	(Principal Executive Officer)

/s/ James G. Gilbertson	Chief Financial Officer	October 26, 2011
James G. Gilbertson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Fouad Z. Bashour	Chairman of the Board	October 26, 2011
Fouad Z. Bashour

/s/ Charles J. Hey	Director	October 26, 2011
Charles J. Hey

/s/ Joel C. Longtin	Director	October 26, 2011
Joel C. Longtin

/s/ Louis M. Mucci	Director	October 26, 2011
Louis M. Mucci

/s/ Michael S. Rawlings	Director	October 26, 2011
Michael S. Rawlings

/s/ Michael H. Staenberg	Director	October 26, 2011
Michael H. Staenberg

/s/ Steven J. Wagenheim	President, Founder and Director	October 26, 2011
Steven J. Wagenheim

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